Exhibit 5.1

June 15, 2020

Eldorado Resorts, Inc.

100 West Liberty Street, Suite 1150

Reno, Nevada 89501

Re:    Eldorado Resorts, Inc.—Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Nevada counsel to Eldorado Resorts, Inc., a Nevada corporation (the “Company”) in connection with the registration statement on Form S-3, including the prospectus attached thereto (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”), for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), an undetermined number of shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), issuable under and pursuant to that certain form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”).

We have examined originals, or copies certified to our satisfaction, of (i) the Registration Statement, (ii) the Underwriting Agreement, and (iii) such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and other documents as we have deemed it necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons and statements contained in the Registration Statement. Additionally, we have assumed that the Registration Statement and any amendments thereto, will comply with all applicable laws at the time the Shares are offered or sold as contemplated by the Registration Statement.

In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party. We have also assumed that the Underwriting Agreement will constitute the legal, valid and binding obligation of each party thereto. We further assumed with respect to the issuance of the Shares that the number of Shares issued will not exceed the number of shares of the Company’s common stock then authorized but unissued (excluding shares of the Company’s common stock unissued but reserved or otherwise committed for issuance).

Based upon and subject to the foregoing, it is our opinion that following (i) execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares pursuant to the terms and conditions of the Underwriting Agreement, (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Company’s Board of Directors and the Pricing Committee of the Board of Directors, and (v) when stock certificates or book entry positions, as applicable, representing the Shares, have been duly executed and delivered, as applicable, and registered in the books and records of the Company, the Shares will be validly issued, fully paid, and nonassessable.

mcdonaldcarano.com

100 West Liberty Street  ●  Tenth Floor  ●  Reno, Nevada 89501 ●  P: 775.788.2000

2300 West Sahara Avenue  ●  Suite 1200  ●  Las Vegas, Nevada 89102  ●  P: 702.873.4100

We hereby disclose to you that Mr. John Frankovich, a retired partner and current senior counsel in our law firm, is a co-trustee of various trusts which own stock in Recreational Enterprises, Inc., a material shareholder of the Company. Mr. Frankovich has not been involved in the preparation or delivery of this opinion.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to and based exclusively on the general corporate laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to the laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities or bankruptcy laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations or any state laws regarding fraudulent transfers. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

This opinion is issued in the State of Nevada. By issuing this opinion, McDonald Carano LLP (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act, or the rules or regulations of the Commission thereunder.

Sincerely,

/s/ McDonald Carano LLP

McDonald Carano LLP